EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of American River Holdings dated November 9, 2000 of our report dated February 19, 1999 insofar as such report relates to the financial statements of North Coast Bank for the years ended December 31, 1998 and 1997.



By: /s/ RICHARDSON & COMPANY
    -----------------------------


Sacramento, California
November 9, 2000


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